UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2019

SRC Energy Inc.

(Exact name of registrant as specified in its charter)

Colorado	001-35245	20-2835920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1675 Broadway, Suite 2600

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (720) 616-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock $.001 par value	SRCI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 25, 2019, SRC Energy Inc., a Colorado corporation (the “Company” or “SRC”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with PDC Energy, Inc., a Delaware corporation (“PDC”).

The Merger Agreement provides that, among other things and subject to the terms and conditions of the Merger Agreement, (1) SRC will be merged with and into PDC, with PDC continuing as the surviving corporation (the “Merger”), and (2) at the effective time of the Merger (the “Effective Time”), each outstanding share of common stock of SRC (other than shares held in treasury by SRC, shares owned by PDC, or shares owned by any subsidiaries of SRC or PDC) will be converted into the right to receive 0.158 of a share of common stock of PDC (the “Merger Consideration”), plus cash in lieu of any fractional shares that otherwise would have been issued.

The Merger Agreement also provides that, as of immediately prior to the Effective Time, (1) outstanding SRC restricted stock units and stock bonus awards will vest and be cancelled in exchange for the Merger Consideration in respect of each share of SRC common stock underlying the applicable award, (2) SRC performance stock units that are outstanding as of the date hereof will vest and be cancelled in exchange for the Merger Consideration in respect of each share of SRC common stock underlying the applicable award (with such number of shares of SRC common stock determined based on target performance and any remaining shares of SRC common stock subject to the award forfeited), less applicable tax withholdings, (3) SRC performance stock units granted following the signing of the Merger Agreement as permitted by the terms of the Merger Agreement will be assumed and converted into PDC performance stock units that remain subject to the same terms and conditions (including performance-vesting terms) that applied immediately prior to the Effective Time, except that the number of shares of PDC common stock subject to such PDC performance stock units will be determined by multiplying the number of shares subject to the SRC performance stock units by 0.158 (rounded to the nearest whole share), (4) outstanding, in-the-money SRC stock options will be cancelled in exchange for the Merger Consideration in respect of each “Net Option Share” subject to the applicable option and (5) outstanding, out-of-the-money SRC stock options will be cancelled for no consideration. The number of “Net Option Shares” subject to an outstanding SRC option takes into account the payment of the applicable per share exercise price and will be determined in accordance with the formulas set forth in the Merger Agreement. Whether or not an SRC stock option is in-the-money or out-of-the-money will also be determined in accordance with the formulas set forth in the Merger Agreement.

The board of directors of the Company has unanimously (1) determined that the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, the Company and its common shareholders; (2) adopted and approved the Merger Agreement and the transactions contemplated thereby; (3) directed that the Merger Agreement be submitted to the Company’s common shareholders for approval; and (4) resolved to recommend the approval of the Merger Agreement, and the transactions contemplated thereby, by the Company’s common shareholders, who will be asked to vote on such approval at a special meeting of the Company’s common shareholders.

Pursuant to the Merger Agreement, PDC has agreed to appoint two members of the Company’s board of directors to the board of directors of PDC at, and contingent upon, the Effective Time to serve as a Class I and a Class III director of the board of directors of PDC, respectively. Additionally, the Merger Agreement provides that, upon consummation of the Merger, the officers of PDC immediately prior to the Effective Time will be the officers of the combined company.

The completion of the Merger is subject to satisfaction or waiver of certain customary mutual closing conditions, including: (1) the receipt of the required approval from (x) the Company’s common shareholders and (y) PDC’s common stockholders; (2) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); (3) the absence of any governmental order or law that makes consummation of the Merger illegal or otherwise prohibited; (4) the effectiveness of the registration statement on Form S-4 to be filed by PDC pursuant to which the shares of PDC’s common stock to be issued in connection with the Merger are registered with the Securities and Exchange Commission (the “SEC”); (5) the authorization for listing of PDC’s common stock to be issued in connection with the Merger on the NASDAQ; and (6) the receipt by each of the Company and PDC of an opinion of its respective outside counsel to the effect that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. The obligation of each party to consummate the Merger is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality exceptions) as of the signing date and as of the Closing Date (as such term is defined in the Merger Agreement), the other party having performed in all material respects its obligations under the Merger Agreement, and there having been no Material Adverse Effect (as such term is defined in the Merger Agreement) with respect to the other party since the date of the Merger Agreement.

The Merger Agreement contains customary representations and warranties of the Company and PDC relating to their respective businesses, financial statements and public filings, in each case generally subject to customary materiality qualifiers. Additionally, the Merger Agreement provides for customary pre-closing covenants of the Company and PDC, including covenants to refrain from taking certain actions without the other party’s consent. The Company and PDC also agreed to use their respective reasonable best efforts to cause the Merger to be consummated and to obtain expiration or termination of the waiting period under the HSR Act, subject to certain exceptions.

The Merger Agreement provides that, during the period from the date of the Merger Agreement until the Effective Time, each of the Company and PDC will be subject to certain restrictions on its ability to solicit alternative acquisition proposals from third parties, to provide non-public information to third parties and to engage in discussions with third parties regarding alternative acquisition proposals, subject to customary exceptions. The Company is required to call a meeting of its shareholders to approve the Merger Agreement, including the Merger, and, subject to certain exceptions, to recommend that its shareholders approve the Merger Agreement, including the Merger. PDC is required to call a meeting of its stockholders to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger and the issuance of PDC common stock to be issued as Merger Consideration (the “PDC Common Stock Issuance”) and, subject to certain exceptions, to recommend that its stockholders adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger and the PDC Common Stock Issuance.

The Merger Agreement contains termination rights for each of PDC and SRC, including, among others, (1) if the consummation of the Merger does not occur on or before February 25, 2020, subject to extension to May 25, 2020 for the sole purpose of obtaining regulatory clearances, and (2) subject to certain conditions, if a party wishes to terminate the Merger Agreement to enter into a definitive agreement with respect to a Parent Superior Proposal or a Company Superior Proposal (in each case, as such term is defined in the Merger Agreement), as applicable.

Upon termination of the Merger Agreement under specified circumstances, including the termination by SRC in the event of a Parent Change of Recommendation (as such term is defined in the Merger Agreement) or by PDC to enter into a definitive agreement providing for a Parent Superior Proposal (as such term is defined in the Merger Agreement), PDC would be required to pay SRC a termination fee of $55 million. In addition, upon termination of the Merger Agreement under specified circumstances, including the termination by PDC in the event of a Company Change of Recommendation (as such term is defined in the Merger Agreement) or by SRC to enter into a definitive agreement providing for a Company Superior Proposal (as such term is defined in the Merger Agreement), SRC would be required to pay PDC a termination fee of $35 million. Further, if the Merger Agreement is terminated because of a failure of PDC’s stockholders or SRC’s shareholders to approve the proposals required to complete the Merger, PDC and SRC, as applicable, may be required to reimburse the other party for its actual costs and expenses in connection with the Merger Agreement and the transactions contemplated thereby, in an amount not to exceed $10 million, which reimbursement would be creditable against any termination fee payable. In no event will either party be entitled to receive more than one termination fee, net of any expense reimbursement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby in this Current Report on Form 8-K is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, and such subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01 Regulation FD Disclosure.

On August 26, 2019, the Company and PDC issued a joint press release announcing their entry into the Merger and provided supplemental information regarding the Merger in connection with a joint presentation to investors. Copies of the joint press release and joint investor presentation are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

The information included in this Form 8-K under Item 7.01 and Exhibits 99.1 and 99.2 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of August 25, 2019, by and between PDC Energy, Inc. and SRC Energy Inc. †

99.1	Joint Press Release dated August 26, 2019

99.2	Joint Investor Presentation dated August 26, 2019

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

Additional Information and Where to Find it

This document does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed business combination between PDC and SRC. In connection with the proposed transaction, PDC intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a joint proxy statement of PDC and SRC that also constitutes a prospectus of PDC. Each of PDC and SRC also plans to file other relevant documents with the SEC regarding the proposed transaction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. Each of SRC and PDC will send the definitive joint proxy statement/prospectus, when available, to its respective security holders seeking their approval of the proposed transaction. INVESTORS AND SECURITY HOLDERS OF PDC AND SRC ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE, INCLUDING ANY AMENDMENTS OR SUPPLEMENTS TO THOSE MATERIALS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PDC, SRC AND THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents containing important information about PDC and SRC, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by PDC will be available free of charge on PDC’s website at http://investor.pdce.com/sec-filings or by contacting PDC’s Senior Director of Investor Relations by email at michael.edwards@pdce.com, or by phone at 303-860-5820. Copies of the documents filed with the SEC by SRC will be available free of charge on SRC’s website at https://ir.srcenergy.com/investor-relations or by contacting SRC’s Investor Relations Manager by email at jrichardson@srcenergy.com, or by phone at 720-616-4308.

Certain Information Concerning Participants

PDC, SRC and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of PDC is set forth in PDC’s proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on April 17, 2019. Information about the directors and executive officers of SRC is set forth in its proxy statement for its 2019 annual meeting of shareholders, which was filed with the SEC on March 28, 2019. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when such materials become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from PDC or SRC using the contact information indicated above.

Cautionary Statement Regarding Forward-Looking Information

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than historical facts, that address activities that PDC or SRC assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on PDC’s or SRC’s management’s current beliefs and assumptions, based on currently available information, as to the outcome and timing of future events, including this proposed transaction. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected, expressed or implied by the management of PDC or SRC. These include the expected timing and likelihood of completion of the proposed transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could reduce anticipated benefits or cause the parties to abandon the proposed transaction, the ability to successfully integrate the businesses, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, the possibility that stockholders of PDC may not approve the Merger or the PDC Common Stock Issuance or that shareholders of SRC may not approve the Merger, the risk that the parties may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of PDC’s securities or SRC’s securities, the risk of any unexpected costs or expenses resulting from the proposed transaction, the risk of any litigation relating to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of PDC and SRC to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally, the risk the pending proposed transaction could distract management of both entities and they will incur substantial costs, the risk that the combined company may not operate as effectively and efficiently as expected, the risk that the combined company may be unable to achieve synergies or other anticipated benefits of the proposed transaction or that it may take longer than expected to achieve those synergies or benefits and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond PDC’s or SRC’s control, including those detailed in PDC’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that are available on its website at http://investor.pdce.com/sec-filings and on the SEC’s website at http://www.sec.gov, and those detailed in SRC’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that are available on SRC’s website at https://ir.srcenergy.com/investor-relations and on the SEC’s website at http://www.sec.gov.

All forward-looking statements are based on assumptions that PDC or SRC believes to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and PDC and SRC undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRC ENERGY INC.

Date: August 26, 2019	By:	/s/ James P. Henderson
Name: James P. Henderson
Title: Chief Financial Officer